                                STOCK OPTION PLAN

PART I - INTRODUCTION

1.01 PURPOSE

     The purpose of the Plan is to secure for BEN-ABRAHAM TECHNOLOGIES INC. (the "Company") and its shareholders the benefits of incentive inherent in share ownership by the directors, senior officers and key employees of the Company and its Affiliates who, in the judgment of the Board, will be largely responsible for its future growth and success.

1.02 DEFINITIONS

     (a) "AFFILIATE" has the meaning ascribed thereto in the BUSINESS CORPORATIONS ACT, (Ontario) as amended from time to time.

     (b)  "BOARD" means the board of directors of the Company.

     (c) "COMPANY" means Ben-Abraham Technologies Inc., a corporation incorporated under the laws of Wyoming.

     (d) "ELIGIBLE PERSON" shall mean a senior officer or director of the Company or of an Affiliate of the Company ("Executive") or an employee of the Company or an Affiliate of the Company ("Employee") or a personal holding company controlled by an Executive or an Employee or a Registered Retirement Savings Plan established by an Executive or an Employee. In the event that a personal holding company ceases to be controlled by an Executive or an Employee, any options granted to such personal holding company shall forthwith be terminated.

     (e)  "INSIDER" means;

          (i) an insider as defined in the Securities Act (Ontario), other than a person who falls within the definition solely by virtue of being a director or senior officer of a subsidiary of the Company; and

          (ii) an associate of any person who is an insider by virtue of the preceding sub-clause (i).

     (f) "MARKET PRICE" at any date in respect of the Shares means the closing sale price of such Shares on a stock exchange in Canada on which the Shares are listed and posted for trading, as may be selected for such purpose by the Board, on the trading day immediately preceding such date; provided that if the Shares are listed on more than one Stock Exchange, then the Market Price shall be the closing sale price of such Shares on the Stock Exchange on which the greatest volume of Shares traded on such trading day. In the event that such Shares are not listed and posted for trading on any stock exchange in Canada, the Market Price shall be the fair value of such Shares as determined by the Board in its sole discretion.

     (g) "OPTION" shall mean an option granted under the terms of the Share Option Plan.

     (h) "OPTION PERIOD" shall mean the period during which an option may be exercised.

     (i) "OPTIONEE" shall mean an Eligible Person to whom an Option has been granted under the terms of the Share Option Plan.

     (j) "OUTSTANDING ISSUE" means the number of shares of the applicable class outstanding on a non-diluted basis.

     (k) "PARTICIPANT" means, in respect of the Plan, an Eligible Person who is eligible and elects to participate in the Plan.

     (l) "PLAN" means, the Share Option Plan and the term "Plan" means such plan.

     (m) "SHARE OPTION PLAN" means the Plan established and operated pursuant to Part 2 hereof.

     (n)  "SHARES" shall mean the Subordinate Voting Shares of the Company.

PART 2 - SHARE OPTION PLAN

2.01 PARTICIPATION

     Options shall be granted only to Eligible Persons.

2.02 DETERMINATION OF OPTION RECIPIENTS

     The Board shall make all necessary or desirable determinations regarding the granting of Options to Eligible Persons and may take into consideration the present and potential contributions of a particular Eligible Person to the success of the Company and any other factors which it may deem proper and relevant.

2.03 PRICE

     The exercise price per Share when Options are granted shall be determined from time to time by the Board but, in any event, shall not be lower than the Market Price.

2.04 GRANT OF OPTIONS

     The Board may at any time authorize the granting of Options to such Eligible Persons as it may select for the number of Shares that it shall designate, subject to the provisions of the Share Option Plan. The Date of each grant of Options shall be determined by the Board when the grant is authorized.

     Each option granted to an Eligible Person shall be evidenced by a stock option agreement with terms and conditions consistent with the Plan and as approved by the Board (which terms and conditions need not be the same in each case and may be changed from time to time).

     A director of the Company to whom an Option may be granted shall not participate in the decision of the Board to grant such Option.

2.05 TERM OF OPTIONS

     The Option Period shall be for not more than ten years from the date such Option is granted, but may be reduced with respect to any such Option as provided in section 2.8 hereof covering termination of employment or death of the Optionee.

     Except as set forth in section 2.8, no Option may be exercised unless the Optionee is at the time of such exercise:

     (a) in the case of an Employee, in the employ of the Company or any Affiliate and shall have been continuously so employed since the grant of his or her Option, but absence on leave, having the approval of the Company or such Affiliate, shall not be considered an interruption of employment for any purpose of the Share Option Plan; or

     (b) in the case of an Executive, a director or senior officer of the Company or an Affiliate and shall have been such a director or senior officer continuously since the grant of his or her Option.

     The exercise of any Option will be contingent upon receipt by the Company of cash payment of the full purchase price of the Shares being purchased. No Optionee or his or her legal representative, legatees or distributees will be, or will be deemed to be, a holder of any Shares subject to an Option, unless and until certificates for such Shares are issued to him, her or them under the terms of the Share Option Plan.

2.06 RESTRICTIONS ON GRANT OF OPTIONS.

     The granting of Options shall be subject to the following conditions:

     (c) not more than 10% of the Outstanding Issue may be reserved for the granting of Options in any one-year period;

     (d) not more than 10% of the Outstanding Issue may be reserved for the grant of Options to insiders within a one-year period;

     (e) within a one year period, not more than 10% of the Outstanding Issue may be issued to insiders including Shares which may be issued under the Options or which may be issued with respect to all other compensation granted by the Company to such insider;

     (f) note more than 5% of the Outstanding Issue may be reserved for the granting of Options to any one insider in any one-year period; and

     (g) not more than 5 % of the Outstanding Issue may be issued to any one insider in a one-year period.

2.07 LAPSED OPTIONS

     If Options are surrendered, terminated or expire without being exercised in whole or in part, new Options may be granted covering the Shares not purchased under such lapsed Options.

2.08 EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH

     (h) If an Optionee shall die while employed by the Company or its Affiliate, or while a director or senior officer of the Company or its Affiliate, any Option held by the Optionee at the date of death shall become exercisable, in whole or in part, but only by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or the laws of descent and distribution. All such Options shall be exercisable only to the extent that the Optionee was entitled to exercise the Option at the date of his or her death and only for six months after the date of death or prior to the expiration of the Option Period in respect thereof, whichever is sooner.

     (i) If the tenure of a director or senior officer or the employment of an employee of the Company or its Affiliate is terminated ("Termination"), for cause no Option held by such Optionee may be exercised following the date upon which Termination occurred. If Termination occurs for any reason other than cause, then any Option held by such Optionee shall be exercisable, in whole or in part, for a period of six months after such Termination or prior to the expiration of the Option Period in respect thereof, whichever is sooner, or such shorter period of time as may be determined by the Board when the Option is granted.

2.09 EFFECT OF AMALGAMATION, CONSOLIDATION OF MERGER

     If the Company amalgamates, consolidates with or merges with or into another corporation any Shares receivable on the exercise of an Option shall be converted into the securities, property or cash which the Participant would have received upon such amalgamation, consolidation or merger if the Participant had exercised his or her option immediately prior to the record date applicable to such amalgamation, consolidation or merger, and the option price shall be adjusted appropriately by the Board and such adjustment shall be binding for all purposes of the Share Option Plan.

2.10 ADJUSTMENT IN SHARES SUBJECT TO THE PLAN

     If there is any change in the Shares through or by means of a declaration of stock dividends of Shares or consolidations, subdivisions or reclassifications of Shares, or otherwise, the number of Shares available under the Share Option Plan, the Shares subject to any Option, and the purchase price thereof shall be adjusted appropriately by the Board and such adjustment shall be effective and binding for all purposes of the Share Option Plan.

PART 3 - GENERAL

3.01 NUMBER OF SHARES

     The aggregate number of Shares that may be reserved for issuance under the Plan, together with the aggregate number of Shares which are reserved for issuance under options previously granted, shall not exceed !,428,571 Shares.

3.02 TRANSFERABILITY

     All benefits, rights and options accruing to any Participant in accordance with the terms and conditions of the Plan shall not be transferable unless specifically provided herein. During the lifetime of a Participant, all benefits, rights and options may only be exercised by the Participant.

3.03 EMPLOYMENT

     Nothing contained in any Plan shall confer upon any Participant any right with respect to employment or continuance of employment with the Company or any Affiliate, or interfere in any way with the right of the Company or any Affiliate to terminate the Participant's employment at any time. Participation in any Plan by a Participant is voluntary.

3.04 APPROVAL OF PLAN

     The Plan shall only become effective after it has been approved by a majority of the votes cast at a meeting of the Company's shareholders called for such purpose; provided, however, nothing contained herein shall in any way affect stock options previously granted by the Company and currently outstanding or the plan (the "Former Plan") pursuant to which any of such options may have been granted. No further options shall be granted under the Former Plan which shall be replaced and superseded by the Plan when same is duly approved by shareholders of the Company.

     The obligation of the Company to sell and deliver Shares in accordance with the Plan is subject to the approval of any governmental authority having jurisdiction or any stock exchanges on which the Shares are listed for trading which may be required in connection with the authorization, issuance or sale of such Shares by the Company. If an Shares cannot be issued to any Participant for any reason including, without limitation, the failure to obtain such approval, then the obligation of the Company to issue such Shares shall terminate and any Participant's option price paid to the Company shall be returned to the Participant.

3.05 ADMINISTRATION OF THE PLAN

     The Board is authorized to interpret each Plan from time to time and to adopt, amend and rescind rules and regulations for carrying out such Plan. The interpretation and construction of any provision of any Plan by the Board shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate officers of the Company and all costs in respect thereof shall be paid by the Company.

3.06 INCOME TAXES

     As a condition of and prior to participation in the Plan, a Participant shall authorize the Company in written form to withhold from any remuneration otherwise payable to such Participant any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of such participation in the Plan.

3.07 AMENDMENTS TO PLAN

     The Board reserves the right to amend, modify or terminate any Plan at any time if and when it is advisable in the absolute discretion of the Board. However, any amendment of such Plan which could at any time:

     (a)  materially increase the benefits under such Plan; or

     (b) result in an increase in the number of Shares which would be issued under such Plan (except any increase resulting automatically from an increase in the number of issued and outstanding Shares); or

     (c) materially modify the requirement as to eligibility for participation in such Plan;

shall be effective only upon the approval of the shareholders of the Company. Any amendment to any provision of such Plan shall be subject to approval, if required, by any regulatory body having jurisdiction over the securities of the Company.

3.08 REPRESENTATION OR WARRANTY

     The Company makes no representation or warranty as the future market value of any Shares issued in accordance with the provision of any Plan.

3.09 INTERPRETATION

     The Plan will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

3.10 COMPLIANCE WITH APPLICABLE LAW, ETC.

     If any provision of any Plan of any agreement entered into pursuant to any Plan contravenes any law or an order, policy, by-law or regulation of any regulatory body or stock exchange having authority over the Company or the Plan then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.